Exhibit 10.13

SECOND AMENDMENT TO ESCROW AGREEMENT

This Second Amendment to Escrow Agreement (this “Amendment”) is entered into as of September 20, 2024, by and among Streeterville Capital, LLC, a Utah limited liability company (“Investor”), Grafiti Holding, Inc., a British Columbia corporation (“Company”), Damon Motors, Inc., a British Columbia corporation (“DMI”), Damon Motors Corporation, a Delaware corporation (“DMC”), and Hansen Black Anderson Ashcraft PLLC, a Utah professional limited liability company (“Escrow Agent”). Each of Investor, Company, DMI and DMC may be referred to individually as an “Escrow Party” and collectively as the “Escrow Parties”. Each of Investor, Company, DMC, DMI and Escrow Agent may be referred to individually as a “Party” or collectively as the “Parties”.

A. The Parties previously entered into that certain Escrow Agreement dated June 26, 2024, as amended on September 5, 2024 (the “Escrow Agreement”).

B. The Parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Escrow Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Escrow Conditions. Section 3 of the Escrow Agreement is hereby amended to add the following sentence at the end of such section:

“Notwithstanding the foregoing, the Investor may, in its sole discretion authorize the Escrow Agent to distribute the Escrow Amount, or any portion thereof, at any time prior to the satisfaction of all of the Escrow Conditions.”

3. Extension. The third sentence of Section 4 of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:

“In the event the Escrow Conditions have not been satisfied by September 30, 2024, which date may be automatically extended until October 31, 2024 (“Extension Date”), provided that the maturity date of the outstanding convertible notes of DMI have also been extended to a date no earlier than the Extension Date, then Escrow Agent is hereby authorized to return the Escrow Amount to Investor and return the Guaranties to DMI and DMC upon request from Investor.”

3. Representations and Warranties. Each Escrow Party for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees that such Escrow Party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such Escrow Party hereunder.

4. Certain Acknowledgments. Each of the Escrow Parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to any other Escrow Party in connection with this Amendment.

5. Other Terms Unchanged. The Escrow Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Escrow Agreement after the date of this Amendment is deemed to be a reference to the Escrow Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Escrow Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Escrow Agreement, as in effect prior to the date hereof.

6. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7. Further Assurances. Each Party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMPANY:

GRAFITI HOLDING, INC.

By:	/s/ Nadir Ali
Nadir Ali, CEO

DMI:

DAMON MOTORS, INC.

By:	/s/ Damon Jay Giraud
Damon Jay Giraud, CEO

DMC:

DAMON MOTORS CORPORATION

By:	/s/ Damon Jay Giraud
Damon Jay Giraud, CEO

INVESTOR:

streeterville capital, llc

By:	/s/ John M. Fife
John M. Fife, President

ESCROW AGENT:

HANSEN BLACK ANDERSON ASHCRAFT PLLC

By:	/s/ Jonathan K. Hansen
Jonathan K. Hansen, Manager

[Signature Page to Amendment to Escrow Agreement]